Exhibit 99.1

Press Release CRH publishes quarterly U.S. GAAP information for 2023

CRH plc, a leading provider of building materials solutions, today provides quarterly information under U.S. GAAP for the financial year ended December 31, 2023.

Quarterly financial information is now available at Appendix 1 and at www.crh.com.

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Contact CRH at +353 1 404 1000
Albert Manifold	Chief Executive
Jim Mintern	Chief Financial Officer
Frank Heisterkamp	Director of Capital Markets & ESG
Tom Holmes	Head of Investor Relations

About CRH
CRH (NYSE: CRH, LSE: CRH) is a leading provider of building materials solutions that build, connect and improve our world. Employing approximately 78,500 people at approximately 3,390 operating locations in 29 countries, CRH has market leadership positions in both North America and Europe. As the essential partner for transportation and critical utility infrastructure projects, complex non-residential construction and outdoor living solutions, CRH’s unique offering of materials, products and value-added services helps to deliver a more resilient and sustainable built environment. The company is ranked among sector leaders by Environmental, Social and Governance (ESG) rating agencies. A Fortune 500 company, CRH’s shares are listed on the NYSE and LSE.

Registered Office: No 12965. Registered Office: 42 Fitzwilliam Square, Dublin 2, D02 R279, Ireland

CRH Quarterly Information 2023 1

Appendix 1 - Quarterly Financial Information

The following financial information represents a quarterly breakdown of the Company’s Consolidated Financial Statements prepared in accordance with U.S. GAAP for the year ended December 31, 2023. The full audited Consolidated Financial Statements prepared in accordance with U.S. GAAP for the year ended December 31, 2023, including notes thereto, are included as a part of the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (SEC).

Consolidated Statements of Income
(In $ millions, except share and per share data)

	Unaudited, for the three months ended				Audited, for the year ended
	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023	December 31, 2023
Product revenues	5,338	7,431	7,157	6,230	26,156
Service revenues	1,089	2,278	2,971	2,455	8,793
Total revenues	6,427	9,709	10,128	8,685	34,949
Cost of product revenues	(3,744)	(3,932)	(3,609)	(3,456)	(14,741)
Cost of service revenues	(1,064)	(2,147)	(2,756)	(2,278)	(8,245)
Total cost of revenues	(4,808)	(6,079)	(6,365)	(5,734)	(22,986)
Gross profit	1,619	3,630	3,763	2,951	11,963
Selling, general and administrative expenses	(1,622)	(2,035)	(1,990)	(1,839)	(7,486)
Gain on disposal of long-lived assets	5	18	15	28	66
Loss on impairments	–	–	–	(357)	(357)
Operating income	2	1,613	1,788	783	4,186
Interest income	40	36	62	68	206
Interest expense	(81)	(73)	(131)	(91)	(376)
Other nonoperating income (expense), net	–	2	1	(5)	(2)
(Loss) income before income tax expense and income from equity method investments	(39)	1,578	1,720	755	4,014
Income tax benefit (expense)	14	(379)	(416)	(144)	(925)
(Loss) income from equity method investments	(6)	13	14	(38)	(17)
Net (loss) income	(31)	1,212	1,318	573	3,072

Net (income) attributable to redeemable noncontrolling interests	(2)	(10)	(9)	(7)	(28)
Net loss (income) attributable to noncontrolling interests	5	(3)	(3)	135	134
Net (loss) income attributable to CRH plc	(28)	1,199	1,306	701	3,178

(Loss) earnings per share attributable to CRH plc
Basic	($0.05)	$1.63	$1.81	$0.99	$4.36
Diluted	($0.05)	$1.62	$1.80	$0.99	$4.33

Weighted average common shares outstanding
Basic	742.9	734.7	718.2	700.5	723.9
Diluted	742.9	738.2	722.1	705.3	729.2

CRH Quarterly Information 2023 2

Consolidated Balance Sheets
(In $ millions, except share data)

	Unaudited, as at			Audited, as at
	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	4,650	4,275	5,722	6,341
Accounts receivable, net	4,706	6,119	5,972	4,507
Inventories	4,458	4,276	4,191	4,291
Assets held for sale	–	–	–	1,268
Other current assets	416	404	430	478
Total current assets	14,230	15,074	16,315	16,885
Property, plant and equipment, net	17,997	18,155	18,103	17,841
Equity method investments	655	672	665	620
Goodwill	9,308	9,338	9,545	9,158
Intangible assets, net	1,094	1,061	1,074	1,041
Operating lease right-of-use assets, net	1,192	1,187	1,237	1,292
Other noncurrent assets	631	655	692	632
Total assets	45,107	46,142	47,631	47,469
Liabilities, redeemable noncontrolling interests and shareholders’ equity
Current liabilities:
Accounts payable	2,627	3,553	2,954	3,149
Accrued expenses	2,079	2,335	2,457	2,296
Current portion of long-term debt	2,251	2,185	1,860	1,866
Operating lease liabilities	235	240	245	255
Liabilities held for sale	–	–	–	375
Other current liabilities	2,063	1,358	1,675	2,072
Total current liabilities	9,255	9,671	9,191	10,013
Long-term debt	7,583	7,563	9,535	9,776
Deferred income tax liabilities	2,972	3,010	3,050	2,738
Noncurrent operating lease liabilities	1,021	1,016	1,065	1,125
Other noncurrent liabilities	2,132	2,173	2,142	2,196
Total liabilities	22,963	23,433	24,983	25,848
Commitments and contingencies
Redeemable noncontrolling interests	307	313	320	333
Shareholders’ equity
Preferred stock, €1.27 par value, 150,000 shares authorized and 50,000 shares issued and outstanding for 5% preferred stock and 872,000 shares authorized, issued and outstanding for 7% 'A' preferred stock, as of March 31, June 30, September 30 and December 31, 2023	1	1	1	1
Common stock, €0.32 par value, 1,250,000,000 shares authorized, as of March 31, June 30, September 30 and December 31, 2023; 752,140,338 shares issued and outstanding, as of March 31 and June 30 and 750,725,468 and 734,519,598 shares issued and outstanding, as of September 30 and December 31, 2023, respectively	302	302	302	296
Treasury stock, at cost (11,596,581, 24,158,408, 41,554,960 and 42,419,281 shares as of March 31, June 30, September 30 and December 31, 2023, respectively)	(487)	(1,140)	(2,132)	(2,199)
Additional paid-in capital	420	391	423	454
Accumulated other comprehensive loss	(673)	(625)	(763)	(616)
Retained earnings	21,692	22,892	23,936	22,918
Total shareholders’ equity attributable to CRH plc shareholders	21,255	21,821	21,767	20,854
Noncontrolling interests	582	575	561	434
Total equity	21,837	22,396	22,328	21,288
Total liabilities, redeemable noncontrolling interests and equity	45,107	46,142	47,631	47,469

CRH Quarterly Information 2023 3

Consolidated Statements of Cash Flows
(In $ millions)

	Unaudited			Audited
	Three months ended March 31, 2023	Six months ended June 30, 2023	Nine months ended September 30, 2023	Year ended December 31, 2023
Cash Flows from Operating Activities:
Net (loss) income	(31)	1,181	2,499	3,072
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	384	785	1,187	1,633
Loss on impairments	–	–	–	357
Share-based compensation	31	60	92	123
Gains on disposals from long-lived assets, net	(5)	(23)	(38)	(66)
Deferred tax expense (benefit)	49	95	108	(64)
Loss (income) from equity method investments	6	(7)	(21)	17
Pension and other postretirement benefits net periodic benefit cost	8	14	22	31
Non-cash operating lease costs	69	138	212	293
Other items, net	(3)	35	33	68
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Accounts receivable, net	(356)	(1,758)	(1,643)	(164)
Inventories	(217)	(22)	62	(60)
Accounts payable	(339)	558	(30)	144
Operating lease liabilities	(70)	(137)	(204)	(276)
Other assets	(21)	(2)	(5)	25
Other liabilities	(164)	69	354	(72)
Pension and other postretirement benefits contributions	(12)	(23)	(34)	(44)
Net cash (used in) provided by operating activities	(671)	963	2,594	5,017

Cash Flows from Investing Activities:
Purchases of property, plant and equipment	(332)	(771)	(1,175)	(1,817)
Acquisitions, net of cash acquired	(155)	(198)	(561)	(640)
Proceeds from divestitures and disposals of long-lived assets	6	42	64	104
Dividends received from equity method investments	8	12	23	44
Settlements of derivatives	(2)	7	3	(1)
Deferred divestiture consideration received	–	–	5	6
Other investing activities, net	(17)	(62)	(88)	(87)
Net cash used in investing activities	(492)	(970)	(1,729)	(2,391)

CRH Quarterly Information 2023 4

Consolidated Statements of Cash Flows
(In $ millions)

	Unaudited			Audited
	Three months ended March 31, 2023	Six months ended June 30, 2023	Nine months ended September 30, 2023	Year ended December 31, 2023
Cash Flows from Financing Activities:
Proceeds from debt issuances	71	855	2,687	3,163
Payments on debt	–	(849)	(940)	(1,462)
Settlements of derivatives	6	4	5	7
Payments of finance lease obligations	(6)	(12)	(18)	(26)
Deferred and contingent acquisition consideration paid	(4)	(4)	(8)	(22)
Dividends paid	–	(761)	(761)	(940)
Distributions to noncontrolling and redeemable noncontrolling interests	(13)	(23)	(35)	(35)
Transactions involving noncontrolling interests	–	–	–	(2)
Repurchases of common stock	(246)	(959)	(2,031)	(3,067)
Proceeds from exercise of stock options	1	3	4	4
Net cash used in financing activities	(191)	(1,746)	(1,097)	(2,380)

Effect of exchange rate changes on cash and cash equivalents	68	92	18	208
(Decrease) increase in cash and cash equivalents	(1,286)	(1,661)	(214)	454
Cash and cash equivalents at the beginning of period	5,936	5,936	5,936	5,936
Cash and cash equivalents at the end of period	4,650	4,275	5,722	6,390

Supplemental cash flow information:
Cash paid for interest (including finance leases)	54	201	244	418
Cash paid for income taxes	104	277	620	959

Reconciliation of cash and cash equivalents
Cash and cash equivalents presented in the Consolidated Balance Sheets	4,650	4,275	5,722	6,341
Cash and cash equivalents included in assets held for sale	–	–	–	49
Total cash and cash equivalents presented on the Consolidated Statements of Cash Flows	4,650	4,275	5,722	6,390

CRH Quarterly Information 2023 5

Segment Information
(In $ millions)

	Unaudited, for the three months ended				Audited, for the year ended
	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023	December 31, 2023
Revenues
Americas Materials Solutions	1,895	4,164	5,080	4,296	15,435
Americas Building Solutions	1,661	2,148	1,738	1,470	7,017
Europe Materials Solutions	2,178	2,614	2,617	2,281	9,690
Europe Building Solutions	693	783	693	638	2,807
Total revenues	6,427	9,709	10,128	8,685	34,949

Adjusted EBITDA*
Americas Materials Solutions	(35)	935	1,284	875	3,059
Americas Building Solutions	301	474	391	276	1,442
Europe Materials Solutions	68	515	446	366	1,395
Europe Building Solutions	52	90	69	69	280
Total Adjusted EBITDA*	386	2,014	2,190	1,586	6,176

Depreciation, depletion and amortization
Americas Materials Solutions	186	195	195	205	781
Americas Building Solutions	75	73	73	78	299
Europe Materials Solutions	101	111	112	140	464
Europe Building Solutions	22	22	22	23	89
Total depreciation, depletion and amortization	384	401	402	446	1,633

	For the three months ended				For the year ended
Non-GAAP reconciliation (unaudited)	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023	December 31, 2023
Net (loss) income	(31)	1,212	1,318	573	3,072
Loss (income) from equity method investments	6	(13)	(14)	38	17
Income tax (benefit) expense	(14)	379	416	144	925
Pension income excluding current service cost component (i)	–	(2)	(1)	–	(3)
Other interest, net (i)	–	–	–	5	5
Interest expense	81	73	131	91	376
Interest income	(40)	(36)	(62)	(68)	(206)
Depreciation, depletion and amortization	384	401	402	446	1,633
Loss on impairments (ii)	–	–	–	357	357
Adjusted EBITDA*	386	2,014	2,190	1,586	6,176

(i) Pension income excluding current service cost component and other interest, net have been included in Other nonoperating income (expense), net in the Consolidated Statements of Income.
(ii) For the year ended December 31, 2023, the total loss on impairments comprised of $62 million within Americas Materials Solutions and $295 million within Europe Materials Solutions.

*Adjusted EBITDA is defined as earnings from continuing operations before interest, taxes, depreciation, depletion, amortization, loss on impairments, gain/loss on divestitures, income/loss from equity method investments, substantial acquisition-related costs and pension expense/income excluding current service cost component. It is quoted by management in conjunction with other GAAP and non-GAAP financial measures to aid investors in their analysis of the performance of the Company. Adjusted EBITDA by segment is monitored by management in order to allocate resources between segments and to assess performance. Reconciliation to its nearest GAAP measure is presented above.

CRH Quarterly Information 2023 6

Earnings Per Share (EPS)
(In $ millions, except share and per share data)

	Unaudited, for the three months ended				Audited, for the year ended
	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023	December 31, 2023
Numerator
Net (loss) income	(31)	1,212	1,318	573	3,072
Net (income) attributable to redeemable noncontrolling interests	(2)	(10)	(9)	(7)	(28)
Net loss (income) attributable to noncontrolling interests	5	(3)	(3)	135	134
Adjustment of redeemable noncontrolling interests to redemption value	(10)	(2)	(6)	(6)	(24)
Net (loss) income attributable to CRH plc for EPS - basic and diluted	(38)	1,197	1,300	695	3,154

Denominator
Weighted average common shares outstanding – Basic (i)	742.9	734.7	718.2	700.5	723.9
Effect of dilutive employee share awards (ii)	-	3.5	3.9	4.8	5.3
Weighted average common shares outstanding – Diluted	742.9	738.2	722.1	705.3	729.2

(Loss) earnings per share attributable to CRH plc
Basic	($0.05)	$1.63	$1.81	$0.99	$4.36
Diluted	($0.05)	$1.62	$1.80	$0.99	$4.33

(i) The weighted average number of common shares included in the computation of basic and diluted earnings per share has been adjusted to exclude shares repurchased and held by the Company as Treasury Stock given that these shares do not rank for dividend.
(ii) Common shares that would only be issued contingent on certain conditions totaling 6,928,751, 5,700,540, 5,336,581 and 4,677,404 at March 31, June 30, September 30 and December 31, 2023, respectively, are excluded from the computation of diluted earnings per share where the conditions governing exercisability have not been satisfied as of the end of the reporting period or they are antidilutive for the periods presented. In periods of loss, shares that otherwise would have been included in our diluted weighted average common shares outstanding computation have been excluded.

CRH Quarterly Information 2023 7

Appendix 2 - Disclaimer

The financial information presented in this document does not constitute statutory financial statements for the purposes of Chapter 4 of Part 6 of the Companies Act 2014. The Company’s statutory financial statements for the year ended December 31, 2023 prepared in accordance with IFRS, upon which the auditors expressed an unqualified opinion, were published on March 15, 2024 and are expected to be delivered to the Registrar of Companies of Ireland within 56 days of the annual return date in 2024.
CRH Quarterly Information 2023 8